Exhibit 99.2

Sabre Announces Closing of $1.1 Billion Secured and Exchangeable Note Offerings

Both Offerings Upsized; Option to Purchase Additional Exchangeable Notes Exercised in Full

SOUTHLAKE, Texas, April 17, 2020 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced that its wholly-owned subsidiary Sabre GLBL Inc. (“Sabre GLBL”) has closed private offerings of (1) $775,000,000 aggregate principal amount of its 9.250% senior secured notes due 2025 (the “Secured Notes”) and (2) $345,000,000 aggregate principal amount of its 4.000% senior exchangeable notes due 2025 (the “Exchangeable Notes” and together with the Secured Notes, the “Notes”). The principal amount of Secured Notes and Exchangeable Notes sold reflects an increase from the initially announced size of each of the respective offerings and the principal amount of Exchangeable Notes sold also reflects the initial purchasers’ exercise in full of their option to purchase additional Exchangeable Notes. The net proceeds from the sales of the Notes will be used for general corporate purposes.

Goldman Sachs & Co. LLC, BofA Securities, Morgan Stanley and PWP Securities acted as initial purchasers of the Notes. In addition, Perella Weinberg Partners acted as financial advisor to Sabre in connection with the capital-raising process.

The Secured Notes and the related note guarantees were offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Exchangeable Notes and the related note guarantees were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes, the related note guarantees and any shares of common stock issuable upon exchange of the Exchangeable Notes have not been, and will not be, registered under the Securities Act or any state securities laws. The Notes, the related note guarantees and any such shares may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

About Sabre Corporation

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfilment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking

Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 26, 2020, the Form 8-K filed with the SEC on April 13, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com